UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2025
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 2.06. Material Impairments.

On October 1, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of PetMed Express, Inc. (the “Company”), upon the recommendation of the Company’s management, concluded that a $1.2 million non-cash impairment of the Company’s PCRX trade name is required to be recorded in the quarter ended March 31, 2025.

The Company acquired certain intangible assets, including the PCRX trade name, in its April 2023 acquisition of the issued and outstanding equity interests of PetCareRx. The acquired PCRX trade name, an indefinite-lived intangible asset, is not being amortized and is subject to a review for impairment on an annual basis, or more frequently if circumstances indicate an impairment may have occurred. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. The Company determines the fair value of the PCRX trade name using the relief from royalty method, which assumes that trade names have value to the extent their owner is relieved from paying royalties for the benefits received. The relief from royalty method involves the application of estimated royalty rates to projected revenue streams, which are discounted to present value to estimate the cost savings associated with ownership of the asset.

Following the Company’s annual impairment testing in fiscal year 2025 and its ongoing review of such matters in connection with the expected filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, while there was no single determinative event or factor, the reduction in actual and forecasted revenues related to the PCRX trade name led the Audit Committee to conclude that it was more likely than not that the fair value of the trade name was less than its book value. As result, the Audit Committee concluded there was a $1.2 million impairment of the Company’s PCRX trade name. The Company does not anticipate that these charges will result in future cash expenditures.

Additionally, subsequent to March 31, 2025, the Company has continued to experience a sustained decline in the price of its common stock from the share price at March 31, 2025. A significant sustained decrease in the Company’s common stock, has in the past been, and in the future may be, a potential indicator that a portion of its goodwill is impaired. If impairment is indicated, it may require a quantitative impairment assessment of the Company’s assets, including goodwill, which may result in a material additional non-cash impairment charge during the first fiscal quarter of 2026. The Company is still performing its quantitative assessment of its goodwill at this time. While management cannot predict if or when additional future goodwill impairments may occur, additional goodwill impairments could have material adverse effect on the Company’s financial condition, operating income, net assets, and/or the Company’s cost of, or access to, capital.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 1, 2025, the Company’s Audit Committee, in consultation with management and RSM US LLP, the Company’s independent registered public accounting firm (“RSM”), concluded that the financial statements for the years ended March 31, 2024 and 2023, as included in the Annual Report on Form 10-K for the year ended March 31, 2024 (the “2024 Annual Report”), along with the unaudited condensed consolidated financial statements in the Quarterly Reports on Form 10-Q for the quarterly periods within those years (the “Historical Quarterly Reports”), and the unaudited condensed consolidated financial statements in the Quarterly Reports for the quarters ended June 30, 2024 (“Q1 2025 Quarterly Report”), September 30, 2024 (“Q2 2025 Quarterly Report”), and December 31, 2024 (“Q3 2025 Quarterly Report”) (collectively referred to as the “Reports” and the financial statements included therein as the “Affected Financials”), should no longer be relied upon, as a result of the income statement classification errors described below. These financial statements will be restated in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025. In addition, as a result of the foregoing determination, related press releases, shareholder communications, investor presentations and other communications describing relevant portions of the Affected Financials should no longer be relied upon.

The Company expects that this restatement will be isolated to classification errors in the statement of operations included in the Affected Financials and will not impact any other financial statements in the Affected Financials, including the consolidated balance sheet, statement of changes in shareholders’ equity, and statement of cash flows.

The Company does not expect that this restatement of the Affected Financials, which is described in more detail below, will have any impact on the Company’s reported (loss) income from operations, net (loss) income or net (loss) income per share or the Company’s net cash flows or liquidity for the years ended March 31, 2024 and 2023, or any of the interim periods in those years, or the unaudited quarterly financial information for the fiscal quarters ended June 30, 2024, September 30, 2024 and December 31, 2024. Additionally, the Company does not expect this restatement of the Affected Financials to have a material impact on gross profit or other advertising related key-performance indicators (“KPIs”) for the years ended March 31, 2024 and 2023, or any of the interim periods in those years, or the unaudited quarterly financial information for the fiscal quarters ended June 30, 2024, September 30, 2024 and December 31, 2024.

Background

The Company routinely receives funds from its vendors through a variety of programs and arrangements, primarily for reimbursements of costs such as advertising and sales incentives, that are made based on purchases-based or sales-based volumes and metrics. The intent of these incentives and allowances is to reduce the costs incurred by the Company for stocking, advertising, promoting and selling the vendor’s products. In conjunction with the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, management determined that there were certain errors in its accounting for payments, rebates and discounts from suppliers arising from a misapplication of US GAAP. Specifically, certain promotional sales reimbursements were being accounted for as a component of its revenues and should have been accounted for as a component of (reduction to) cost of sales. Furthermore, after a thorough review of our vendor agreements, we also identified additional immaterial errors within our accounting for vendor consideration which will also be included in our restatement (referred to collectively as the “Errors”). The Audit Committee’s conclusion that the Affected Financials should no longer be relied upon was based on this determination by management.

Based on management’s preliminary analysis, proper application of generally accepted accounting principles with respect to these reimbursements and other arrangements would have decreased net sales by approximately $6,969,000 and correspondingly decreased cost of sales and/or advertising expense in the aggregate by an equivalent amount for the year ended March 31, 2024. In addition, based on management’s preliminary analysis, proper application of generally accepted accounting principles would have decreased net sales by approximately $9,010,000 and correspondingly decreased cost of sales and/or advertising expense in the aggregate by an equivalent amount for the year ended March 31, 2023. The correction of the Errors does not have any impact on the Company’s net (loss) income in the Affected Financials. As mentioned above, the Company expects that this restatement will be isolated to classification errors in the statement of operations included in the Affected Financials and will not impact any other financial statements in the Affected Financials, including the consolidated balance sheet, statement of changes in shareholders’ equity, and statement of cash flows. Management is currently analyzing the extent to which these amounts should be accounted for as cost of sales or advertising expense, or some combination of the two, based on the nature of the incentive or allowance, and management is also reviewing whether incentive payments and allowances for fiscal years 2024 and 2023 that were previously recorded against advertising expenses should have instead been recorded against cost of sales, and vice versa. The Errors are expected to be corrected in the restatement of the Affected Financials to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 to be filed by the Company.

The Company expects to report material weaknesses in internal controls over financial reporting in connection with the restatement of the Affected Financials.

The Company’s management and the Audit Committee have discussed, and continue to discuss, the matters disclosed in this Item 4.02(a) with RSM.

Item 8.01. Other Information.
Update on Completion of Audit Committee Investigation and Status of 10-K Filing

On October 7, 2025, the Company publicly reported the conclusion of the previously disclosed investigation by the Company’s Audit Committee. As previously reported, the Company was unable to file, within the prescribed time period, its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, following the commencement of an investigation by the Audit Committee that was originally disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2025. The Audit Committee, assisted by outside legal counsel, Foley & Lardner LLP, and forensic accountants, BDO USA, P.C., conducted during June through August 2025 an investigation into allegations raised by two separate reports submitted anonymously through the Company’s third-party-administered whistleblower hotline on April 15 and 16, 2025 regarding (i) the timing of revenue recognition with respect to certain AutoShip orders in the fiscal fourth quarter of 2025, some of which resulted in customer complaints; (ii) a fiscal fourth quarter 2025 $50 coupon promotion to customers and whether it was motivated to any extent by its potential impact on Company KPIs regarding new customers; and (iii) the Company’s culture and control environment. The investigation’s scope also ultimately included additional matters identified during the course of the investigation.

The Audit Committee’s primary investigative findings in the investigation included the following:

(i) The Company accelerated shipment of products to AutoShip customers from the fourth quarter of fiscal year 2025 (i.e., the quarter ending March 31, 2025) to the third quarter of fiscal year 2025 (i.e., the quarter ending December 31, 2024) (the “December Accelerated Shipments”) and again from the first quarter of fiscal year 2026 (i.e., the quarter ending June 30, 2025) to the fourth quarter of fiscal year 2025 (i.e., the quarter ending March 31, 2025) (the “March Accelerated Shipments”). The acceleration of shipments did not comply with certain provisions of the Company’s AutoShip Terms & Conditions with their customers. As a result, the Company erroneously recorded $133,189 in revenue associated with the December Accelerated Shipments in the quarter ending December 31, 2024 of fiscal year 2025 and $1,101,151 in revenue associated with the March Accelerated Shipments in its financial statements for the quarter ending March 31, 2025 of fiscal year 2025. Management will correct the March Accelerated Shipments error prior to the filing of such financial statements.

(ii) On March 21, 2025, the Company issued a $50 coupon with the objective of attracting new customers to its website and encouraging previous customers who had not recently placed an order to do so. When initially launched, the coupon did not contain a minimum purchase requirement, but a $100 minimum was later added after management noted excessive use of the coupon. The coupon was utilized in the placement of approximately 30,000 total orders, only approximately 74 of which had a net sale amount (sale amount less coupon value) of $0. Prior to the investigation, management had erroneously recorded in its financial statements for the quarter ending March 31, 2025, $2,451 in expenses for the 74 orders with no net sales amount to cost of goods sold rather than to marketing expense. The Audit Committee found that the inclusion of customers with zero net sales did not have a material impact on the Company’s new customer KPI.

(iii) The Company’s former Chief Executive Officer, Sandra Campos, hired her nephew for a mid-level position and did not follow the Company’s employee handbook as a result of her failing to inform the Company of the family relationship at the time of her nephew’s hiring and in having the nephew report directly to her for a period of time.

(iv) Although the Audit Committee did not find that the Company’s culture fostered an environment that discouraged employees from raising concerns, the Audit Committee did find that certain members of management were concerned about the speed with which business decisions were made and the lack of adequate time to evaluate them.

(v) The former Audit Committee Chair (Diana Purcel) and the former Chief Financial Officer (Robyn D’Elia) did not report the whistleblower complaints (referenced above) to the Company’s external auditors on a timely basis.

(vi) In April 2025, the Company accrued $711,897 for cooperative marketing funds for the fourth quarter ended March 31, 2025 believed to be due from a vendor in connection with marketing services provided by the Company pursuant to the Company’s Retail Reseller Agreement with the vendor. Based on management’s communications to clarify the amount with the vendor during the investigation, this accrual was determined to be erroneous and to have resulted from management’s misunderstanding of an oral agreement with the vendor. In August 2025, after confirming with the vendor the amounts that the vendor did agree to pay, management corrected the error prior to the filing of its financial statements by reducing its other current assets and increased marketing expense by $287,000 for the quarter ended March 31, 2025. The Errors described in Item 4.02 of this Current Report on Form 8-K were identified in connection with the Company’s review of the April 2025 accrual.

In its investigation, the Audit Committee identified certain conduct that was determined to be inconsistent with the Company’s Code of Business Conduct & Ethics and related policies involving certain members of management. The Audit Committee referred these matters to the Board of Directors of the Company for appropriate action and discipline.

The Board of Directors, as part of its remediation plan to foster a tone at the top that exemplifies a culture of commitment to the principles set forth in the Company’s Code of Business Conduct and Ethics, requested and accepted the resignations of the former Chief Executive Officer (Sandra Campos) and the former Chief Financial Officer (Robyn D’Elia) and approved and entered into mutual separation agreements with Ms. Campos and Ms. D’Elia on August 11, 2025, as reported in a Current Report on Form 8-K filed by the Company on August 12, 2025. Also, the Board of Directors requested and accepted the resignation of the former Chair of the Audit Committee (Diana Purcel), and such resignation was previously reported in the Current Report on Form 8-K filed by the Company on July 28, 2025.

As a result of the findings in the investigation, the Audit Committee made a number of recommendations which the Board of Directors has adopted, including: replacement of the Chief Executive Officer, Chief Financial Officer, and Chair of the Audit Committee; implementation of additional and enhanced policies, procedures, and training on the Company’s Code of Ethics & Conduct; correction of certain accounting errors as described in Item 4.02 above and in this Item 8.01; and strengthening the Company’s internal controls over financial reporting and operations related to the matters investigated. The Company expects to report material weaknesses in internal controls over financial reporting in connection with the findings of the investigation.

As of the date of this Current Report on Form 8-K, the Company is in the process of finalizing the restatement of the Affected Financials to be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as described in Item 4.02 above, and although there can be no assurance, the Company currently anticipates that it will file such Form 10-K by the middle of October 2025.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain and are subject to various risks and uncertainties, including but not limited to: the expected corrections to the Company’s financial statements, including the estimated amount and impact of corrections on the Company’s financial statements and the potential for additional corrections to the Company’s financial statements resulting from the restatement described above, and risk that the completion of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 may take longer than expected, and additional information that may arise during the finalization of the Form 10-K. The Company’s future results may also be impacted by other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2024, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 7, 2025

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel